UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 11, 2017

SCHOOL SPECIALTY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24385	39-0971239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

W6316 Design Drive Greenville, Wisconsin 54942
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (920) 734-5712

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in

Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities

Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.	Changes in Registrant’s Certifying Accountants.

(a)   On August 11, 2017 (the “Dismissal Date”), School Specialty, Inc. (the “Company”) dismissed Deloitte & Touche LLP (“Deloitte & Touche”) as the Company’s independent registered public accounting firm.  The audit committee of the board of directors (the “Audit Committee”) recommended and approved the dismissal of Deloitte & Touche.

The reports of Deloitte & Touche on the consolidated financial statements of the Company for the fiscal year ended December 31, 2016, the transition period ended December 26, 2015 and the fiscal year ended April 25, 2015 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal year ended December 31, 2016, the transition period ended December 26, 2015 and the fiscal year ended April 25, 2015, and through the Dismissal Date, there were no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche, would have caused it to make reference thereto in its reports on the financial statements of the Company for such years.  During the fiscal year ended December 31, 2016, the transition period ended December 26, 2015 and the fiscal year ended April 25, 2015, and through the Dismissal Date, there were no “reportable events” as defined under Item 304(a)(1)(v) of Regulation S-K, except with respect to the disclosure of a material weakness in internal control over financial reporting.  As disclosed in the Annual Report on Form 10-K for the fiscal year ended April 25, 2015, the Company reported a material weakness over financial reporting that was related to the design of controls over non-routine accounting, which did not establish sufficient segregation of duties between analyzing non-routine accounting matters and performing sufficient detailed reviews of the analysis and accounting conclusions. To remediate the material weakness, the Company enhanced its controls over review of non-routine accounting matters, including providing for additional levels of review and enhancing the documentation of conclusions reached for any non-routine transactions. Based on the foregoing, Company’s management concluded that the previously identified material weakness was remediated in the Company’s transition report on Form 10-KT for the period ended December 26, 2015.  Deloitte & Touche’s audit of the Company’s internal control over financial reporting concluded that the Company maintained, in all material respects, effective internal control over financial reporting as of December 26, 2015.

The Company provided Deloitte & Touche with a copy of the disclosure it is making herein in response to Item 304(a) of Regulation S-K, and requested that Deloitte & Touche furnish the Company with a copy of their letter addressed to the Securities and Exchange Commission (the “SEC”), pursuant to Item 304(a)(3) of Regulation S-K, stating whether Deloitte & Touche agrees with the statements made by the Company in this Current Report on Form 8-K in response to Item 304(a) of Regulation S-K.  A copy of Deloitte & Touche’s letter to the SEC dated August 16, 2017 is attached as Exhibit 16.1 to this Current Report on Form 8-K.

(b)   Also, on August 11, 2017, the Audit Committee recommended and approved the selection of Grant Thornton LLP (“Grant Thornton”), effective immediately, as the Company’s new independent registered public accounting firm. The change is subject to the completion of Grant Thornton's client acceptance procedures and execution of an engagement letter.

During the fiscal year ended December 31, 2016, the transition period ended December 26, 2015 and the fiscal year ended April 25, 2015, and through August 11, 2017, neither the Company, nor anyone on its behalf, consulted Grant Thornton regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of the Company and neither a written report nor oral advice was provided to the Company that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

16.1	Letter from Deloitte & Touche LLP dated August 16, 2017 to the Securities and Exchange Commission regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOOL SPECIALTY, INC.

Dated: August 16, 2017	By: /s/ Kevin L. Baehler
Kevin L. Baehler Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from Deloitte & Touche LLP dated August 16, 2017 to the Securities and Exchange Commission regarding change in certifying accountant.